EXHIBIT 99.01

PRESS RELEASE

For Immediate Release

Bank of the Carolinas Corporation Revises

Fourth Quarter and Twelve Months Operating Results

MOCKSVILLE, NORTH CAROLINA, April 14, 2009 - - - Bank of the Carolinas Corporation (Nasdaq Capital Market: BCAR), today announced that, in connection with the preparation, review and audit of its financial statements for the three and twelve months ended December 31, 2008, it has recorded a larger fourth quarter 2008 provision for loan losses and other real estate valuation allowance than it originally announced in its press release issued on February 5, 2009. The annual provision for loan losses was increased from $4,779,000 to $6,291,000 and the charge associated with other real estate valuation allowances was increased by $821,000. These changes result in Registrant’s consolidated results of operations reflecting after tax losses for the quarter and year ended December 31, 2008, of $640,000 and $3,624,000, respectively, as compared with the previously announced results which reflected income of $794,000 for the quarter and a loss of $2,190,000 for the year. This revision relates only to Registrant’s operating results for the three and twelve months ended December 31, 2008, and does not affect any financial statements previously filed by Registrant with the SEC for any period.

For further information contact:

Michelle L. Clodfelter

Principal Financial Officer

Bank of the Carolinas

(336) 998-1799

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